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                                                                    EXHIBIT 10.3


                                    February 25, 1997





Mr. David Brown
24 Tanglewood Court
Richfield, CT  06877

Dear David:

On behalf of DM Management, I am pleased to offer you the position of Vice President - Creative Director in accordance with the following:

      - Your annual salary will be $125,000 paid to you on a biweekly basis. You will report to Gordon Cooke, President and Chief Executive Officer. Your start date will be March 3, 1997.

      - Upon completion of one month of employment, you will receive a one-time sign-on bonus of $25,000.

      - As agreed, you will be in Hingham an average of three days per week (other than location trips). We will reimburse you a flat rate of $7500 per year for all expenses related to your automobile which will be included in your biweekly check and will reimburse you for any hotel expenses related to your overnight stays while in Hingham.

      - You will be eligible for participation in the corporate bonus program at 40 percent of your annual salary, subject to Board of Directors' approval on March 4, 1997. This bonus is payable on a seasonal basis: 20 percent Fall and 20 percent Spring. We will guarantee payment of your bonus for the Spring '97 season which would be $25,000 less applicable taxes.

      - You will be eligible for a full range of company benefits described in the information I will send to you under separate cover. Your annual vacation benefit will be tracked on a fiscal-year basis.

      - As required by federal law, employment at DM Management is dependent upon providing documentation which proves your eligibility to work in the United States. Typically, this would include such items as driver's license, birth certificate, social security card, etc.



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David Brown
February 25, 1997
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David, we look forward to having you join the team here at DM Management and to the contribution you will make to the overall continued success of the company.


                                    Very truly yours,


                                    /s/ Carol A. Maher
                                    ------------------------------------------
                                    Carol A. Maher
                                    Vice President of Human Resources


CAM/ple



/s/ David Brown
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David Brown
Accepted and Agreed



/s/ Gordon R. Cooke
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Gordon R. Cooke
Accepted and Agreed